Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts

Amended Annex A dated August 16, 2012 to the Management Agreement dated April 30, 1997 between the Registrant, Goldman Sachs Asset Management, L.P. and Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 333 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on September 24, 2012
(Accession No. 0000950123-12-012151).